Exhibit 3.1

FORM NO. 6	Registration No. 56130

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 10th day of December 2020

Brookfield Asset Management Reinsurance Partners Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

the REGISTRAR OF COMPANIES Given under my hand and the Seal of this 16th day of December 2020 Maria Boodram for Registrar of Companies

FORM No. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Brookfield Asset Management Reinsurance Partners Ltd.

(hereinafter referred to as the “Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Kim Armstrong Park Place 55 Par-la-Ville Road Hamilton HM 11 Bermuda	Yes	Bermudian	1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The authorised share capital of the Company is US$100.00 divided into 100 common shares of US$1.00 each.

5.	The Company, with the consent of the Minister of Finance, has the power to hold land situate in Bermuda not exceeding in all, including the following parcels: - N/A

6.

Subject to any provision of law, including a provision in the Companies Act or any other act, and any provision of this memorandum, the objects for which the Company is formed and incorporated are unrestricted

7.	The Company shall have the capacity, rights, powers and privileges of a natural person and the additional powers set out below:

(a)	the power, pursuant to Section 42 of the Companies Act, to issue preference shares which are liable to be redeemed at the option of the holder;

(b)	the power, pursuant to Section 42A of the Companies Act, to purchase its own shares; and

(c)	the power, pursuant to Section 42B of the Companies Act, to acquire its own shares, to be held as treasury shares, for cash or any other consideration.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

/s/ Kim Armstrong	/s/ Amanda Swan
Kim Armstrong	Witness

Subscribed this 10th day of December 2020.